PHOENIX-LJH ADVISORS FUND LLC

                      DISTRIBUTION & MEMBER SERVICING PLAN
                                CLASS A INTERESTS

       This Distribution and Member Servicing Plan (this "Plan") has been adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act") by Phoenix-LJH Advisors Fund LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), with respect to the Company's Class A interests ("Class A").

SECTION 1.    SERVICE AGREEMENTS; PAYMENTS
              ----------------------------

       (a) The Company shall pay to Phoenix Equity Planning Corporation (the "Distributor") a distribution and member servicing fee under this Plan at an annual rate not to exceed 0.25% per annum of the average daily net assets of the Class A interests of the Company (the "Fee").

       (b) The Fee shall be calculated daily and paid monthly by the Company with respect to Class A at the annual rates indicated above. The Distributor may make payments to assist in the distribution of all classes of interests of the Company out of any portion of any fee paid to the Distributor or any of its affiliates by the Company, its past profits or any other sources available to it.

SECTION 2.    EXPENSES COVERED BY THIS PLAN
              -----------------------------

       (a) The Fee with respect to Class A is paid to compensate the Distributor for expenses incurred by it in connection with the offering and sale of Class A, including payments by the Distributor to others who render distribution services, and in connection with servicing members of the Company, including payments by the Distributor to others who provide services to members of the Company ("Service Providers"). Distribution expenses may include, but are not limited to, the following: costs of printing and distributing the Company's offering memorandum and sales literature to prospective investors; an allocation of overhead and office distribution-related expenses of the Distributor; advertising expenses; payments to and expenses of other persons who provide support services in connection with the distribution of the interests; and any other costs and expenses relating to distribution or sales support activities with regard to Class A. The Distributor may retain all or a portion of the Fee.

       (b)    Service to members of the Company include, but are not limited to:
(a) establishing and maintaining accounts and records relating to clients of a Service Provider; (b) answering member inquiries regarding the manner in which purchases, redemptions, repurchases and transfers of Class A interests may be affected and other matters pertaining to the Class A interests' services; (c) providing necessary personnel and facilities to establish and maintain member accounts and records; (d) assisting members in arranging for purchase, repurchase and transfer transactions; (e) integrating

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

periodic statements with other member transactions; and (f) providing such other related services as the member may request.

       (c) The amount of the Fee payable by the Company under Section 1 hereof is not related directly to expenses incurred by the Distributor and this
Section 2 does not obligate the Company to reimburse the Distributor for such expenses. The Distributor may retain any excess of the fees it receives pursuant to this Plan over its expenses incurred in connection with paying the expenses described in this Section 2. The Fee set forth in Section 1 shall be paid by the Company to the Distributor unless and until this Plan is terminated or not renewed with respect to Class A, and any distribution expenses incurred by the Distributor on behalf of the Company in excess of payments of the Fees specified in Section 1 hereof which the Distributor has accrued through the termination date are the sole responsibility and liability of the Distributor and not an obligation of the Company. The Distributor may waive receipt of fees under this Plan for a period of time while retaining the ability to be paid under this Plan thereafter.

SECTION 3.    INDIRECT DISTRIBUTION EXPENSE
              -----------------------------

       To the extent that any payments made by the Company to the Distributor or Phoenix-LJH Alternative Investments LLC, in its capacity as investment adviser to the Company, including payment of any member servicing and other service fees or investment advisory fees, may be deemed to be indirect payment of distribution expenses, those indirect payments shall be deemed to be authorized by this Plan.

SECTION 4.    APPROVAL OF MEMBERS
              -------------------

       This Plan shall not take effect with respect to a particular class, and no fee shall be payable by such class in accordance with Section 1 of this Plan, if adopted after the offering of such class' interests or the sale of such interests to persons who are not affiliated persons of the Company, affiliated persons of such persons, promoters of the Company or affiliated persons of such promoters, until this Plan has been approved by a vote of at least a majority of the outstanding voting interests of the class. This Plan shall be deemed to have been approved with respect to Class A so long as a majority of the outstanding Class A interests votes for the approval of this Plan, notwithstanding that this Plan has not been approved by any other class of the Company.

SECTION 5.    APPROVAL BY DIRECTORS
              ---------------------

       Neither this Plan nor any related agreements shall take effect with respect to Class A until approved by a majority of both (a) the full Board of Directors of the Company (the "Board") and (b) the Directors who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of this Plan (the "Disinterested Directors"), by votes cast in person at a meeting called for the purpose of voting on this Plan and the related agreements.

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

SECTION 6.    SELECTION OF CERTAIN DIRECTORS
              ------------------------------

       While this Plan is in effect, the selection and nomination of the Directors who are not interested persons of the Company shall be committed to the discretion of the Directors then in office who are not interested persons of the Company, provided that the members of the Company may also nominate and select persons for such positions, as specified in the Company's LLC Agreement.

SECTION 7.    CONTINUANCE OF THIS PLAN
              ------------------------

       This Plan shall continue in effect from year to year with respect to the Class A interests so long as its continuance is approved at least annually by the vote of the Company's Board, in the manner described in Section 5 above.

SECTION 8.    AMENDMENT AND TERMINATION
              -------------------------

       (a) This Plan may not be amended so as to increase materially the amounts of the Fees described in Section 1 above, unless the amendment is approved by a vote of the holders of at least a majority of the outstanding Class A interests of the Company. Any material amendment to this Plan shall be effective only upon approval by the Company's Board of Directors in the manner described in Section 5 above.

       (b) This Plan may be terminated without penalty at any time by a vote of a majority of the outstanding Class A interests of the Company or by vote of a majority of the Disinterested Directors. This Plan may remain in effect with respect to the Class A interests even if this Plan has been terminated in accordance with this Section 8(b) with respect to any other class of the Company's interests.

SECTION 9.    WRITTEN REPORTS
              ---------------

       In each year during which this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Company with respect to the Class A interests pursuant to this Plan or any related agreement shall prepare and furnish to the Board, and the Board shall review, at least annually, written reports complying with the requirements of the Rule which set out the amounts expended under this Plan and the purposes for which those expenditures were made.

SECTION 10.   PRESERVATION OF MATERIALS
              -------------------------

       The Company shall preserve copies of this Plan, any agreement relating to this Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of this Plan, agreement or report.

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

SECTION 11.   MEANINGS OF CERTAIN TERMS
              -------------------------

       As used in this Plan, the terms "interested person" and "majority of the outstanding voting securities" shall be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Company under the 1940 Act by the Securities and Exchange Commission.

SECTION 12.   LIMITATION OF MEMBER AND DIRECTOR LIABILITY
              -------------------------------------------

       The Directors of the Company and its members shall not be liable for any obligations of the Company under this Plan.

SECTION 13.   GOVERNING LAW
              -------------

       This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware.

Dated:  December 17, 2002


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



                          PHOENIX-LJH ADVISORS FUND LLC

                      DISTRIBUTION & MEMBER SERVICING PLAN
                                CLASS C INTERESTS

       This Distribution and Member Servicing Plan (this "Plan") has been adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act") by Phoenix-LJH Advisors Fund LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), with respect to the Company's Class C interests ("Class C").

SECTION 1.    SERVICE AGREEMENTS; PAYMENTS
              ----------------------------

       (a) The Company shall pay to Phoenix Equity Planning Corporation (the "Distributor") a distribution and member servicing fee under this Plan at an annual rate not to exceed 0.90% per annum of the average daily net assets of the Class C interests of the Company (the "Fee").

       (b) The Fee shall be calculated daily and paid monthly by the Company with respect to Class C at the annual rates indicated above. The Distributor may make payments to assist in the distribution of all classes of interests of the Company out of any portion of any fee paid to the Distributor or any of its affiliates by the Company, its past profits or any other sources available to it.

SECTION 2.    EXPENSES COVERED BY THIS PLAN
              -----------------------------

       (a) The Fee with respect to Class C is paid to compensate the Distributor for expenses incurred by it in connection with the offering and sale of Class C, including payments by the Distributor to others who render distribution services, and in connection with servicing members of the Company, including payments by the Distributor to others who provide services to members of the Company ("Service Providers"). Distribution expenses may include, but are not limited to, the following: costs of printing and distributing the Company's offering memorandum and sales literature to prospective investors; an allocation of overhead and office distribution-related expenses of the Distributor; advertising expenses; payments to and expenses of other persons who provide support services in connection with the distribution of the interests; and any other costs and expenses relating to distribution or sales support activities with regard to Class C. The Distributor may retain all or a portion of the Fee.

       (b)    Service to members of the Company include, but are not limited to:
(a) establishing and maintaining accounts and records relating to clients of a Service Provider; (b) answering member inquiries regarding the manner in which purchases, redemptions, repurchases and transfers of Class C interests may be affected and other matters pertaining to the Class C interests' services; (c) providing necessary personnel and facilities to establish and maintain member accounts and records; (d) assisting members in arranging for purchase, repurchase and transfer transactions; (e) integrating periodic statements with other member transactions; and (f) providing such other related services as the member may request.

       (c) The amount of the Fee payable by the Company under Section 1 hereof is not related directly to expenses incurred by the Distributor and this
Section 2 does not obligate the Company to reimburse the Distributor for such expenses. The Distributor may retain any excess of the fees it receives pursuant to this Plan over its expenses incurred in connection with paying the expenses described in this Section 2. The Fee set forth in Section 1 shall be paid by the Company to the Distributor unless and until this Plan is terminated or not renewed with respect to Class C, and any distribution expenses incurred by the Distributor on behalf of the Company in excess of payments of the Fees specified in Section 1 hereof which the Distributor has accrued through the termination date are the sole responsibility and liability of the Distributor and not an obligation of the Company. The Distributor may waive receipt of fees under this Plan for a period of time while retaining the ability to be paid under this Plan thereafter.

SECTION 3.    INDIRECT DISTRIBUTION EXPENSE
              -----------------------------

       To the extent that any payments made by the Company to the Distributor or Phoenix-LJH Alternative Investments LLC, in its capacity as investment adviser to the Company, including payment of any member servicing and other service fees or investment advisory fees, may be deemed to be indirect payment of distribution expenses, those indirect payments shall be deemed to be authorized by this Plan.

SECTION 4.    APPROVAL OF MEMBERS
              -------------------

       This Plan shall not take effect with respect to a particular class, and no fee shall be payable by such class in accordance with Section 1 of this Plan, if adopted after the offering of such class' interests or the sale of such interests to persons who are not affiliated persons of the Company, affiliated persons of such persons, promoters of the Company or affiliated persons of such promoters, until this Plan has been approved by a vote of at least a majority of the outstanding voting interests of the class. This Plan shall be deemed to have been approved with respect to Class C so long as a majority of the outstanding Class C interests votes for the approval of this Plan, notwithstanding that this Plan has not been approved by any other class of the Company.

SECTION 5.    APPROVAL BY DIRECTORS
              ---------------------

       Neither this Plan nor any related agreements shall take effect with respect to Class C until approved by a majority of both (a) the full Board of Directors of the Company (the "Board") and (b) the Directors who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of this Plan (the "Disinterested Directors"), by votes cast in person at a meeting called for the purpose of voting on this Plan and the related agreements.

SECTION 6.    SELECTION OF CERTAIN DIRECTORS
              ------------------------------

       While this Plan is in effect, the selection and nomination of the Directors who are not interested persons of the Company shall be committed to the discretion of the Directors then in office who are not interested persons of the Company, provided that the members of the Company may also nominate and select persons for such positions, as specified in the Company's LLC Agreement.

SECTION 7.    CONTINUANCE OF THIS PLAN
              ------------------------

       This Plan shall continue in effect from year to year with respect to the Class C interests so long as its continuance is approved at least annually by the vote of the Company's Board, in the manner described in Section 5 above.

SECTION 8.    AMENDMENT AND TERMINATION
              -------------------------

       (a) This Plan may not be amended so as to increase materially the amounts of the Fees described in Section 1 above, unless the amendment is approved by a vote of the holders of at least a majority of the outstanding Class C interests of the Company. Any material amendment to this Plan shall be effective only upon approval by the Company's Board of Directors in the manner described in Section 5 above.

       (b) This Plan may be terminated without penalty at any time by a vote of a majority of the outstanding Class C interests of the Company or by vote of a majority of the Disinterested Directors. This Plan may remain in effect with respect to the Class C interests even if this Plan has been terminated in accordance with this Section 8(b) with respect to any other class of the Company's interests.

SECTION 9.    WRITTEN REPORTS
              ---------------

       In each year during which this Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Company with respect to the Class C interests pursuant to this Plan or any related agreement shall prepare and furnish to the Board, and the Board shall review, at least annually, written reports complying with the requirements of the Rule which set out the amounts expended under this Plan and the purposes for which those expenditures were made.

SECTION 10.   PRESERVATION OF MATERIALS
              -------------------------

       The Company shall preserve copies of this Plan, any agreement relating to this Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of this Plan, agreement or report.

SECTION 11.   MEANINGS OF CERTAIN TERMS
              -------------------------

       As used in this Plan, the terms "interested person" and "majority of the outstanding voting securities" shall be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Company under the 1940 Act by the Securities and Exchange Commission.

SECTION 12.   LIMITATION OF MEMBER AND DIRECTOR LIABILITY
              -------------------------------------------

       The Directors of the Company and its members shall not be liable for any obligations of the Company under this Plan.

SECTION 13.   GOVERNING LAW
              -------------

       This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware.

Dated:  December 17, 2002





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